EXHIBIT 9.2

Hamilton PC

2121 S. Oneida St., Suite 312
Denver, CO  80224
P: (303) 548-8072
F: (888) 466-4216
cpaeah@msn.com

May 7, 2010

Metabolic Research, Inc.
10635 Lessona St
Las Vegas, NV 89141

We are pleased to confirm our understanding of the services we are to provide for Metabolic Research, Inc. (“the Company”) for the year ended December 31, 2009.

We will audit the balance sheet of the Company as of December 31, 2009, and the related statement of operations, stockholders’ equity and comprehensive income, and cash flows for the year then ended.  The objective of an audit of the financial statements is to express an opinion on the financial statements in accordance with generally accepted accounting principles accepted in the United States (GAAP).  Our engagement, we will include tests of the Company’s accounting records and other procedures we consider necessary to enable us to express our opinions.  If our opinions are other than unqualified, we will discuss the reasons with Company management in advance.  If, for any reason, we are unable to complete our audits or are unable to form or have not formed our opinions, we may decline to issue a report as a result of the engagement.

We will plan and perform the audit of the financial statements to obtain reasonable assurance about whether the financial statements are fee of material misstatement, whether from (a) errors, (b) fraudulent financial reporting, (c)misappropriation of assets, or (d) violations of laws or regulations that are attributable to the entity or to acts by management or employees acting on behalf of the entity.  The audit will include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements; therefore, our audit will involve judgment about the number of transactions to be examined and the areas to be tested.  Our procedures will include tests of  documentary evidence supporting the transactions recorded in the accounts, tests of physical existence of inventories, and direct confirmation of certain assets and liabilities by correspondence with selected customers, creditors, and financial institutions.  In connection with our audit of the financial statements, we will obtain an understanding of internal control sufficient to plan the audit and to determine the nature, timing and extent of audit procedures to be performed.  At the conclusion of our audit, you agree to provide certain representations from management about the Company’s financial statements and related matters.

Hamilton PC

2121 S. Oneida St., Suite 312
Denver, CO  80224
P: (303) 548-8072
F: (888) 466-4216
cpaeah@msn.com

Because our audits are designed to provide reasonable, but not absolute, assurance and because we will not perform a detailed examination of all transactions, there is a risk that material misstatements or material weakness in internal control may exist and not be detected by us.  In addition, our financial statement audit is not designed to detect immaterial misstatements or violations of laws or governmental regulations that do not have a direct and material effect on the financial statements.  We will however, communicate to the board of directors and management of the Company, as appropriate, any errors, fraud, or other illegal acts that come to our attention during our audits, unless clearly inconsequential.

We will communicate in writing to the board of directors and management any significant deficiencies and material weaknesses relating to internal control over financial reporting identified while performing our audit.  Any significant deficiency or material weakness identified because the audit committee’s oversight of the Company’s external financial reporting and internal control over financial reporting is ineffective will be communicated in writing to the Company board of directors.  All deficiencies in internal control over financial reporting identified while performing our audit that are of a lesser magnitude than significant deficiencies will be communicated in writing to management.

We are also responsible for communicating with the board of directors about certain other matters related to our audits, including (a) our audit responsibility under PCAOB standards; (b) information relating to our independence with respect to the Company; (c) the Company’s critical accounting policies; (d) the quality of the Company’s accounting principles; (e) management’s judgments and sensitive accounting estimates; (f) significant audit adjustments; (g) any disagreements with management about matters that could be significant to the Company’s financial statements or our report; (h) any consultations management made with other accountants; (i) any issues discussed with management prior to retention; (j) any significant difficulties encountered in performing the audit; (k) other information in documents containing audited financial statements, such as the Company’s annual report; and (l) other matters as considered necessary.

Further, we are responsible for ensuring that the board of directors receives copies of certain written communications between us and management, including management representation letters and written communications on accounting, auditing, internal control, or other matters.

Hamilton PC

2121 S. Oneida St., Suite 312
Denver, CO  80224
P: (303) 548-8072
F: (888) 466-4216
cpaeah@msn.com

Management is responsible for the financial statements, for making all financial records and related information available to us on a timely basis, and for the accuracy and completeness of that information.  Management is also responsible for the establishment and maintenance of internal controls, including monitoring activities; the establishment and maintenance of adequate records; the selection and application of accounting principles; the safeguarding of assets; adjusting the financial statements to correct material misstatements; and confirming to us in the management representation letter that the effects of any uncorrected misstatements aggregated by us during the current engagement and pertaining to the latest period presented are immaterial, both individually and in the aggregate, to the financial statements taken as a whole.  In addition, management is responsible for identifying and ensuring that the Company complies with applicable laws and regulations.

With regard to the electronic dissemination of audited financial statements, including financial statements published electronically on the Company’s website, we are not required to read the information contained in those sites or to consider the consistency of other information in the electronic site with the original document

Management is also responsible for the effectiveness of the Company’s internal control over financial reporting; evaluating of the effectiveness of the Company’s internal control; supporting its evaluation with sufficient evidence, including adequate documentation; presenting a written assessment of the effectiveness of the Company’s internal control over financial reporting as of the end of the year; and notifying us of all deficiencies in the design or operation of internal control over financial reporting identified as part of management’s assessment, including separate disclosure of significant deficiencies and material weaknesses.  If management does not fulfill these responsibilities, we will communicate in writing to the board of directors and management that we are unable to satisfactorily complete our audit of internal control and must disclaim an opinion.

In conjunction with the annual audit, we will also perform reviews of the Company’s unaudited quarterly financial information for each of the two remaining reporting in 2009 and for each of  the four quarters in the year ending December 31, 2010.  For the first three quarters, we will perform reviews of that information before the Form 10-Q is filed.  The objective of a review is to provide a basis for communicating whether there are any material modifications that should be made to the interim financial information for it to conform with GAAP.

These reviews will be conducted in accordance with the standards of the PCAOB.  A review of interim financial information consists principally of performing analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It includes obtaining sufficient knowledge of the Company’s business and its internal control as it relates to the preparation of both annual and interim financial information to identify the types of potential material misstatements in the interim financial information and consider the likelihood of their occurrence, and to select the inquiries and analytical procedures that will provide a basis for communicating whether there are material modifications that should be made to the interim financial information for it to conform with GAAP.  A review is substantially less in scope than an audit conducted in accordance with PCAOB standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we will not express opinions on the interim financial information.

Hamilton PC

2121 S. Oneida St., Suite 312
Denver, CO  80224
P: (303) 548-8072
F: (888) 466-4216
cpaeah@msn.com

Management is responsible for the Company’s interim financial information and for establishing and maintaining effective internal control over financial reporting.  It is also responsible for identifying and ensuring that the Company complies with the laws and regulations applicable to its activities; making all financial records and related information available to us; adjusting the interim financial information to correct material misstatements; and affirming that the effects of any uncorrected misstatements pertaining to the periods under review are immaterial, both individually and in the aggregate, to the interim financial information taken as a whole.

We will communicate to the board of directors and management any matters that come to our attention as a result of the reviews that we believe may require material modifications to the quarterly financial information to make it conform with GAAP.  We will also communicate any significant deficiencies or material weaknesses that come to our attention.  If, for any reason, we are unable to complete our reviews or are unable to form or have not formed our opinions, we will notify the audit committee and management.  At the conclusion of our reviews, you agree to provide required certain representations from management about the financial statements, the Company’s internal control over financial reporting, and related matters.

We are required to read any document, including the annual report to shareholders and filings with the SEC, etc. that contains our audit report.  We will read the annual report for the purpose of determining whether other information in the annual report (including the manner of its presentation) is materially inconsistent with information in the financial statements.  We assume no obligation to perform procedures to corroborate such other information as part of our audit.

Regarding electronic filings such as the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system, management agrees that before filing any document in electronic format with the SEC with which we are associated, we will be advised of the proposed filing on a timely basis.  We will provide the Company a signed copy of our report and consent.  These manually signed documents will serve to authorize the use of our name prior to the Company’s electronic transmission.  Management will provide us with a complete copy of the document accepted by EDGAR.

We estimate that our fees for these services will be $10,000 and the three quarter reviews to be $2,500 each quarter.  The Company will also be billed for travel and other out-of-pocket costs such as report production, word processing, postage, etc.  The fee estimate and completion of our work is based on anticipated cooperation from Company personnel; timely responses to our inquiries; timely communication of all significant accounting, financial, and internal control reporting matters; management’s timely preparation of its assessment of internal control over financial reporting; and the assumption that unexpected circumstances will not be encountered during the audits.  If significant additional time is necessary, we will keep Company management informed of any problems we encounter and our fees will be adjusted accordingly.  Our invoices for these fees will be rendered each month as work progresses and are payable on presentation.

Hamilton PC

2121 S. Oneida St., Suite 312
Denver, CO  80224
P: (303) 548-8072
F: (888) 466-4216
cpaeah@msn.com

In accordance with our firm policies an invoice for 50% of the audit fee estimate will be prepared and due before the start of field work and our opinion will not be issued until the fees agreed upon have been paid in full.  If we elect to terminate our services for nonpayment, our engagement will be deemed to have been completed even if we have not issued our report.  The Company will be obligated to compensate us for all time expended and to reimburse us for all out-of-pocket expenditures through the date of termination.

The Company may wish to include or incorporate by reference our audit report on these financial statements in a registration statement proposed to be filed under the Securities Act of 1933 or in some other securities offering.  If so, you agree not to include our audit report or make reference to our Firm without our prior permission or consent.  Any agreement to perform work in connection with an offering, including an agreement to provide permission or consent, will be a separate engagement.

Any additional services that may be requested and we agree to provide will be the subject of separate arrangements.

The audit documentation for this engagement is the property of our firm and constitutes confidential information.   However, we may be requested to make certain audit documentation available to the PCAOB, SEC, or other regulators pursuant to the authority given to them by law or regulation.  If requested, access to such audit documentation will be provided under the supervision of firm personnel.  Further, upon request, we may provide copies of selected audit documentation to the regulator.  The regulator may intend, or decide to distribute the copies or information contained therein to others, including other government agencies.

The Company agrees to maintain documentation sufficient to support its assessment of internal control over financial reporting for a period of seven years from the date of our audit report.

We appreciate the opportunity to be of service and believe this letter accurately summarizes the significant terms of our engagement.  If you have any questions, please let us know.  If you agree with the terms of our engagement as described in this letter, please sign the enclosed copy and return it to us.

Very truly yours,
Hamilton PC

/s/ Edward Hamilton
Edward Hamilton
Certified Public Accountant (Colorado)
President

RESPONSE:

This letter correctly sets forth the understanding of Metabolic Research, Inc.

____________________________________________________
CEO

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Date